Exhibit 2.2

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”), dated as of December 14, 2016, is by and among FMC Technologies, Inc., a Delaware corporation (“FMCTI”), TechnipFMC Limited (formerly known as FMC Technologies SIS Limited), a private limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of FMCTI (“Topco”), Technip, S.A., a French société anonyme (“Technip”), TechnipFMC Holdings Limited, a private limited company under the laws of England and Wales (“UK Holdco”), TechnipFMC US Holdings LLC, a Delaware Limited Liability Company, (“US Holdco”) and TechnipFMC US Merger Sub LLC, a Delaware Limited Liability Company (“Merger Sub”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement, dated as of June, 14, 2016, by and among FMCTI, Topco and Technip (the “BCA”).

WHEREAS, Merger Sub was formed under the laws of the State of Delaware on October 17, 2016 for the purpose of serving as U.S. Merger Sub pursuant to the BCA.

WHEREAS, US Holdco was formed under the laws of the State of Delaware on October 17, 2016 for the purpose of effecting certain transactions pursuant to the BCA at the time and in the manner specified in the Preliminary Transactions.

WHEREAS, UK Holdco was formed under the laws of England and Wales on October 19, 2016 for the purpose of effecting certain transactions pursuant to the BCA at the time and in the manner specified in the Preliminary Transactions.

WHEREAS, pursuant to the BCA and the Cross-Border Merger Terms and subject to the terms and conditions thereof, at the Technip Effective Time, Technip shall merge with and into Topco (the “Technip Merger”), with Topco surviving the Technip Merger.

WHEREAS, pursuant to the BCA and subject to the terms and conditions thereof, at the FMCTI Effective Time, Merger Sub shall merge with and into FMCTI (the “FMCTI Merger”), with FMCTI surviving the FMCTI Merger as a wholly owned subsidiary of Topco.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants, representations, warranties and agreements contained in the BCA, the parties hereto agree as follows:

1.	Joinder. By executing this Agreement, each of UK Holdco, US Holdco and Merger Sub hereby becomes a party to the BCA and hereby agrees to be bound by the terms, covenants and other provisions of the BCA applicable to it and hereby assumes all its rights and obligations thereunder, with the same force and effect as if originally named therein. This Agreement shall form a part of the BCA.

2.	Governing Law. The following provisions of the BCA shall apply hereto, mutatis mutandis: Sections 8.2 (Modification or Amendment), 8.4 (Counterparts), 8.5 (Governing Law; Dispute Resolution; Waiver of Trial by Jury), 8.7 (Notices) (with the notice provisions applicable to FMCTI applying equally to UK Holdco, US Holdco and Merger Sub), 8.8 (Entire Agreement), 8.9 (No Third-Party Beneficiaries), 8.10 (Obligations of FMCTI and Technip), 8.11 (Severability), 8.12 (Interpretation; Construction), 8.14 (Assignment) and 8.15 (Specific Performance).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

FMC TECHNOLOGIES, INC.,

By:	/s/ Dianne B. Ralston
Name:	Dianne Ralston
Title:	Senior Vice President, General Counsel and Corporate Secretary

TECHNIPFMC LIMITED

By:	/s/ Peder M. Brøndmo
Name:	Peder M. Brøndmo
Title:	Alternate Director

TECHNIPFMC HOLDINGS LIMITED

By:	/s/ Peder M. Brøndmo
Name:	Peder M. Brøndmo
Title:	Alternate Director

[Signature Page to the Joinder Agreement]

TECHNIPFMC US HOLDINGS LLC

By: FMC Technologies, Inc.
Its: Sole Member

By:	/s/ Dianne B. Ralston
Name:	Dianne Ralston
Title:	Senior Vice President, General Counsel and Corporate Secretary

TECHNIPFMC US MERGER SUB LLC

By: TECHNIPFMC US HOLDINGS LLC
Its: Sole Member

By: FMC TECHNOLOGIES, INC., as the sole member of TechnipFMC US Holdings LLC

By:	/s/ Dianne B. Ralston
Name:	Dianne Ralston
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to the Joinder Agreement]

TECHNIP, S.A.

By:	/s/ John Freeman
Name:	John Freeman
Title:	Group General Counsel

[Signature Page to the Joinder Agreement]